                                                                   EXHIBIT 3.25


CERTIFICATE OF INCORPORATION
A STOCK CORPORATION

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FIRST:  The name of this Corporation is PATTEN RESORTS, INC.

SECOND: Its Registered Office in the State of Delaware is to be located at 32 Loockerman Square,

Suite L-100           Street, in the City of Dover

County of Kent              Zip Code 19901     The Registered Agent in charge

thereof is The Prentice-Hall Corporation System, Inc.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The amount of the total authorized capital stock of this corporation is

1,000 shares of common stock at .01 per share     Dollars ($          ) divided

into                       shares, of             Dollars ($          ) each.

FIFTH:  The name and mailing address of the incorporator are as follows:

                  Name     PATRICK E. RONDEAU

                  Mailing Address   5295 Town Center Road
                                    Boca Raton, FL             Zip Code  33486

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 13th day of September, A.D. 1994.



                                                 s/ Patrick E. Rondeau
                                                 ------------------------------
                                                 Incorporator

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                              PATTEN RESORTS, INC.

         It is hereby certified that:
         Pursuant to Section 242 of the General Corporation Laws of Delaware

         1. The name of the corporation (hereinafter called the "corporation") is

                              PATTEN RESORTS, INC.

         2. The certificate of incorporation of the corporation is hereby amended by striking out Article "FIRST" thereof and by substituting in lieu of said Article the following new Article:

                  FIRST: The name of the corporation is Bluegreen Resorts, Inc. (the "corporation")

The effective time of the amendment herein certified shall be May 1, 1996.

Signed and attested to on April 12, 1996.



                                               s/ Patrick E. Rondeau
                                               ---------------------------------
                                               Patrick E. Rondeau, President

Attest:

s/ Daniel C. Koscher
--------------------------------------
Daniel C. Koscher, Assistant Secretary

STATE OF FLORIDA                    )
                                       SS:
COUNTY OF PALM BEACH                )

         BE IT REMEMBERED that, on April 12, 1996, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came Patrick
E. Rondeau, President of Patten Resorts, Inc. who duly signed the foregoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed is the act and deed of said corporation, and that the facts stated therein are true.

         GIVEN, under my hand on April 12, 1996.



                                                    s/ Jeffrey C. Lorenz
                                                    ----------------------------
                                                    Notary Public